UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 23, 2026, Celularity Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers party thereto (collectively, the “Purchasers”), pursuant to which the Company may issue and sell up to an aggregate principal amount of $25.0 million of senior secured convertible promissory notes (the “Notes”), together with warrants (the “Warrants”) to purchase shares of the Company’s Class A Common Stock (“Common Stock”), in two tranches.

On September 24, 2026, the Company completed the initial closing under the Purchase Agreement (the “Initial Closing”), pursuant to which the Company issued Notes having an aggregate principal amount of approximately $11.01 million for aggregate gross cash proceeds of approximately $11.01 million, before fees and expenses, together with Warrants initially exercisable for an aggregate of approximately 4,037,000 shares of Common Stock.

The first tranche (“Tranche 1”) provides for the issuance of up to $15.0 million aggregate principal amount of Notes. Notes issued in the Initial Closing are convertible into Common Stock at an initial conversion price of $1.50 per share, and were issued together with Warrants having an initial exercise price of $1.50 per share and representing eleven Warrant Shares for every twenty shares of Common Stock initially issuable upon conversion of the principal amount of the applicable Note. Accordingly, the $11.01 million aggregate principal amount of Notes issued at the Initial Closing is initially convertible into approximately 7,340,000 shares of Common Stock, excluding shares issuable in respect of accrued interest or as a result of adjustments under the Notes.

The Purchase Agreement permits the Company to complete additional closings under Tranche 1 for the remaining amount available thereunder, subject to the terms and conditions of the Purchase Agreement. Notes and Warrants issued during the initial additional closing period will generally have an initial conversion price and exercise price, respectively, of $1.50 per share. Notes and Warrants issued during the additional five-Business-Day period provided for in the Purchase Agreement will have an initial conversion price and exercise price, respectively, of $1.60 per share.

The second tranche (“Tranche 2”) provides for the potential issuance of an additional $10.0 million aggregate principal amount of Notes, together with Warrants, at the election of the applicable Purchasers through September 30, 2027. Notes issued in Tranche 2 will have an initial conversion price of $2.00 per share, and Warrants issued in connection therewith will have an initial exercise price of $2.00 per share and will initially cover one share of Common Stock for each share of Common Stock issuable upon conversion of the principal amount of the applicable Note.

Terms of the Notes and Warrants

The Notes bear interest at a rate of 10% per annum, which compounds annually, and mature 24 months following their respective original issue dates. Accrued and unpaid interest is payable at maturity, and no cash payment of interest is required prior to maturity. Upon the occurrence and during the continuance of an event of default, the Notes bear interest at a rate of 15% per annum.

The Notes are convertible, at the option of the applicable holder, into Common Stock at the applicable conversion price. The Notes also provide for mandatory conversion in connection with certain qualified financings and, at the Company’s election and subject to specified conditions, following a period during which the Common Stock satisfies specified trading price and volume thresholds. The conversion prices of the Notes are subject to customary adjustments for stock splits, combinations and similar events and to adjustments in connection with certain subsequent issuances of Common Stock or Common Stock equivalents below the applicable conversion price, subject to specified exceptions and a minimum conversion price of $1.25 per share.

The Warrants are exercisable for a period of five years and may be exercised for cash or, in certain circumstances, on a cashless basis. The exercise prices of the Warrants are subject to adjustment for stock splits, combinations and similar events and to weighted-average anti-dilution adjustments in connection with certain subsequent issuances below the applicable exercise price, subject to specified exceptions and a minimum exercise price of $1.25 per share.

The Notes and Warrants contain customary beneficial ownership limitations and limitations designed to comply with applicable Nasdaq rules. The Company has also agreed to seek any stockholder approval required under Nasdaq Listing Rule 5635 in connection with the issuance of shares of Common Stock pursuant to the transaction documents. If the required stockholder approval has not been obtained on or prior to December 19, 2026, the then-current conversion price of each outstanding Note and exercise price of each outstanding Warrant will automatically be reduced by 10%, effective December 20, 2026, subject to the terms of the Purchase Agreement.

Security Agreement and Intercreditor Agreement

In connection with the Initial Closing, the Company and certain of its subsidiaries entered into a Security Agreement with Philip Barach, as collateral agent for the Purchasers (the “Collateral Agent”), pursuant to which the Company and such subsidiaries granted the Collateral Agent, for the benefit of the Purchasers, a continuing security interest in substantially all of their assets, subject to specified excluded assets and permitted liens. Following the release of the security interest securing certain pre-existing indebtedness to the Philip & Daniele Barach Family Trust (the “Trust”), the security interest securing the Notes is intended to constitute a first-priority security interest, subject to permitted liens. The Purchasers also entered into an Intercreditor Agreement pursuant to which, among other matters, the obligations owing to the Purchasers under the Notes are treated on a pari passu basis and Philip Barach was appointed to act as Collateral Agent on behalf of the Purchasers.

Registration Rights Agreement

The Company also entered into a Registration Rights Agreement with the Purchasers pursuant to which the Company agreed to register for resale the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants. Subject to the terms of the Registration Rights Agreement, the Company is required to file an initial resale registration statement within 45 calendar days following September 23, 2026 and to use its best efforts to cause such registration statement to become effective within the time periods specified therein.

Board Rights Agreement

In connection with the Initial Closing, the Company and the Trust entered into a Board Rights Agreement providing for certain rights with respect to the composition of the Company’s Board of Directors (the “Board”). Pursuant to the Board Rights Agreement, Philip A. Barach was appointed to the Board effective September 24, 2026. The Board Rights Agreement also provides for additional changes to the composition of the Board, subject to compliance with applicable law, Nasdaq requirements and Rule 14f-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company has agreed to take the corporate actions required to implement the contemplated Board composition in accordance with applicable law. Until such Board composition has been fully implemented, the Board Rights Agreement contains certain interim restrictions on the use of financing proceeds and the Company’s entry into agreements involving expenditures above specified thresholds.

Amendment and Restatement of Existing Trust Securities

In connection with the transactions described above, the Company also amended and restated its outstanding $3.0 million senior secured convertible promissory note originally issued to the Trust on December 19, 2025. The amended and restated note has a conversion price of $1.50 per share, bears interest at 10% per annum and matures 24 months following September 23, 2026. The amended and restated note is treated as one of the Notes outstanding under the Purchase Agreement and is secured pursuant to the Security Agreement.

The Company also amended and restated the Class A Common Stock purchase warrant previously issued to the Trust on December 19, 2025. The amended and restated warrant is exercisable for up to 1,258,740 shares of Common Stock at an exercise price of $1.50 per share and expires on September 23, 2031.

A portion of the proceeds from the Initial Closing was used to repay amounts outstanding under the Company’s June 29, 2026 secured loan from the Trust and to obtain the release of the related security interest.

The foregoing descriptions of the Purchase Agreement, Notes, Warrants, Security Agreement, Registration Rights Agreement, Board Rights Agreement, Intercreditor Agreement, amended and restated Trust note and amended and restated Trust warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, copies or forms of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Helena Settlement

On September 18, 2026, the Company entered into a Settlement, Release and Termination Agreement with Helena Global Investment Opportunities 1 Ltd (“Helena”) to resolve outstanding obligations and disputes under the parties’ prior financing and settlement arrangements. At closing, Helena converted $1.197 million of principal under its outstanding Exchange Promissory Note at $1.71 per share (the “Exchange Note”) into 700,000 shares of Common Stock, and the Company issued Helena an additional 2,000,000 shares of Common Stock as settlement consideration. Upon issuance of the 700,000 shares, the Exchange Note was permanently satisfied and cancelled, Helena’s related security interests and liens were released, and Helena waived the remaining $200,000 of installment payments under the parties’ prior settlement agreement and certain asserted liquidated damages relating to warrant share delivery.

The Company agreed to become current in its reporting obligations under the Exchange Act, by October 20, 2026. If the Company satisfies the performance conditions specified in the settlement agreement, on November 16, 2026 Helena will return the portion of the 2,000,000 additional shares that it is not entitled to retain under a share-based make-whole provision tied to the closing price of the Common Stock on that date. If the Company fails to satisfy the applicable performance conditions, Helena will be entitled to retain all 2,000,000 additional shares and may also be entitled to additional shares under the make-whole provision.

Helena also agreed to assign to the Company, subject to escrow and satisfaction of the applicable performance conditions, $1.25 million principal amount of the $2.5 million promissory note issued by NEXGEL, Inc. to Helena, together with the related proportionate interest and rights.

The foregoing description of the Settlement, Release and Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the headings “Securities Purchase Agreement,” “Terms of the Notes and Warrants,” “Security Agreement and Intercreditor Agreement” and “Amendment and Restatement of Existing Trust Securities” is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Financing

The information set forth under Item 1.01 of this Current Report on Form 8-K concerning the Purchase Agreement, Notes and Warrants is incorporated into this Item 3.02 by reference.

At the Initial Closing, the Company issued to the Purchasers Notes having an aggregate principal amount of approximately $11.01 million, initially convertible at $1.50 per share into approximately 7,340,000 shares of Common Stock, excluding shares issuable in respect of accrued interest or pursuant to adjustments under the Notes, together with Warrants initially exercisable at $1.50 per share for approximately 4,037,000 shares of Common Stock.

The Company also amended and restated the $3.0 million convertible note and warrant previously issued to the Trust, as described in Item 1.01 above. The amended and restated Trust note is initially convertible at $1.50 per share into 2,000,000 shares of Common Stock, excluding shares issuable in respect of accrued interest or pursuant to adjustments under the note, and the amended and restated Trust warrant is exercisable at $1.50 per share for 1,258,740 shares of Common Stock.

The Notes, Warrants and the shares of Common Stock issuable upon conversion or exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each Purchaser represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D. The Company did not engage in any general solicitation or general advertising in connection with the offering.

The Company has agreed to register for resale the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to the Registration Rights Agreement described in Item 1.01 above.

Helena Settlement

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Helena Settlement” is incorporated into this Item 3.02 by reference.

At the closing under the Helena Settlement Agreement, the Company issued Helena 700,000 shares of Common Stock upon conversion of $1.197 million principal amount of the Exchange Note at a fixed conversion price of $1.71 per share and issued Helena an additional 2,000,000 shares of Common Stock as settlement consideration. The Helena Settlement Agreement may also require the Company to issue additional shares of Common Stock, or in certain circumstances a pre-funded warrant, pursuant to the make-whole provisions described in Item 1.01 above.

The 700,000 shares issued upon conversion of the Exchange Note were issued in a transaction intended to qualify for the exemption from registration provided by Section 3(a)(9) of the Securities Act. The additional 2,000,000 shares and any additional securities issuable pursuant to the make-whole provisions were or will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and applicable exemptions under state securities laws.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2026, Geoffrey Ling, M.D., Ph.D. resigned from the Board. Dr. Ling’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective September 24, 2026, the Board appointed Philip A. Barach to serve as a director of the Company. Mr. Barach was appointed pursuant to the Board Rights Agreement described under Item 1.01 of this Current Report on Form 8-K and will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.

As described under Item 1.01 above, the Trust is a party to the Company’s September 23, 2026 financing transactions, including the amendment and restatement of its existing $3.0 million senior secured convertible promissory note and related warrant. The information set forth under Item 1.01 under the headings “Board Rights Agreement” and “Amendment and Restatement of Existing Trust Securities” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1*	Form of Senior Secured Convertible Promissory Note.
4.2*	Form of Class A Common Stock Purchase Warrant.
4.3*	Amended and Restated Senior Secured Convertible Promissory Note, dated September 23, 2026, issued to the Philip & Daniele Barach Family Trust.
4.4*	Amended and Restated Senior Warrant, effective as of September 23, 2026, issued to the Philip & Daniele Barach Family Trust
10.1*	Securities Purchase Agreement, dated as of September 23, 2026, by and among Celularity Inc. and the purchasers party thereto.
10.2*	Security Agreement, dated as of September 23, 2026, by and among Celularity Inc., the other grantors party thereto and Philip Barach, as collateral agent.
10.3*	Registration Rights Agreement, dated as of September 23, 2026, by and among Celularity Inc. and the purchasers party thereto.
10.4*	Board Rights Agreement, dated as of September 23, 2026, by and between Celularity Inc. and Philip & Daniele Barach Family Trust.
10.5	Intercreditor Agreement, dated as of September 23, 2026, by and among the parties thereto.
10.6*	Settlement, Release and Termination Agreement, dated September 18, 2026, by and between Celularity Inc. and Helena Global Investment Opportunities 1 Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain schedules, exhibits and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.
Dated: September 28, 2026
	By:	/s/ K. Harold Fletcher
	Name:	K. Harold Fletcher, Esq.
	Title:	Chief Legal & Strategy Officer